ASSIGNMENT AND ASSUMPTION
                               OF
                       PURCHASE AGREEMENT

      THIS ASSIGNMENT made and entered into this 7th day of October, 2005, by and between AEI FUND MANAGEMENT, INC., a
Minnesota corporation, ("Assignor") and AEI INCOME & GROWTH  FUND
25 LLC, a Delaware limited liability company ("Assignee");

     WITNESSETH, that:

      WHEREAS, on the 1st day of August, 2005, Assignor entered into an Purchase Agreement (hereinafter referred to as the "Agreement") for that certain property located at 2908 Broadway Ave., Yankton, South Dakota, which is more particularly described within the Agreement, (the "Property) with CDK Associates LLC, a South Dakota limited liability company, as Seller; and

      WHEREAS, Assignor desires to assign to Assignee all of Assignor's rights, title and interest in, to and under the Agreement regarding the Property and Assignee desires to assume all of Assignor's rights, title and interest in, to and under the Agreement regarding the Property as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement regarding the Property to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement regarding the Property to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement;

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

ASSIGNOR:

AEI FUND MANAGEMENT, INC.,
a Minnesota corporation


By:  /s/ ROBERT P JOHNSON
  Name:  Robert P Johnson
  Title: President


ASSIGNEE:

AEI INCOME & GROWTH FUND 25 LLC,
a Delaware limited liability company

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its Managing Member


By:  /s/ ROBERT P JOHNSON
  Name:  Robert P Johnson
  Title: President




                       PURCHASE AGREEMENT

      This PURCHASE AGREEMENT ("Agreement") is made and entered into as of the Effective Date, as hereinafter defined, by and between CDK Associates LLC (the "Seller"), and AEI Fund Management Inc., or its successors and assigns (the "Buyer"). This Agreement shall be effective as of the last party's execution hereof ("Effective Date").

RECITALS:

     A.    Seller desires to sell the Property described below to
Buyer  and  Buyer desires to              purchase  the  Property
described    below   in   accordance   with   the    terms    and
conditions as hereinafter set forth.

     B.   Seller leases the Property to Tractor Supply Company.

     C.    In  accordance with the terms and conditions set forth
in  this Agreement, Seller               wishes to sell to Buyer,
and Buyer wishes to purchase from Seller, all of Seller's right, title and interest in, to and under the Property, the
building, fixtures and             improvements thereon  and  any
personal or intangible property related thereto.

NOW, THEREFORE, the parties do hereby agree as follows:

     1.   DESCRIPTION:

          Seller is the owner of all right, title and interest in
and  all  the  property  located  at               2908  Broadway
Avenue, the City of Yankton, the county of Yankton, the state of South Dakota; and more particularly described as follows:

               Lot 1, TSC Addition of Yankton, SD

          The conveyance shall include all easements, rights, and appurtenances thereto, all improvements, fixtures, personal property and intangible property relating to or now or hereafter located thereon and all of Seller's right, title and interest in and to any streets, roadways, alleys, sidewalks, both public and private, adjacent to the above real estate (hereinafter collectively referred to as the "Property").

     2.   PURCHASE PRICE:

          The  Purchase Price for the Property is Two Million Two
          Hundred  Twenty  Five  Thousand Eight  Hundred  Dollars
          ($2,225,800); payable as follows:

          A. Twenty Five Thousand Dollars ($25,000) in cash, check or wire transfer ("Earnest Money") which shall be delivered to First American Title Insurance Company, 1900 Midwest Plaza West, 801 Nicollet Mall, Minneapolis, MN ("Title Company"), within five (5) days after the Effective Date, and which shall be placed in an interest bearing account and held in trust pending the closing of the transaction contemplated by this Agreement. The Earnest Money shall be fully applicable to the purchase price should the transaction close and be fully refundable to Buyer if the transaction does not close.

          B. The balance by cashier's check or wire transfer at the time of closing.

     3.   DUE DILIGENCE, CLOSING, DISPOSITION OF EARNEST MONEY:

          A. Subject to the terms provided below, Buyer shall have until no later than Forty Five (45) days after the Document Delivery Date (defined below) (but not less than thirty (30) days after Buyer's actual receipt of any information or documents Buyer shall undertake to update as further set forth in to this Agreement) to conduct its due diligence of the Property ("Due Diligence Period").

          B. Buyer may extend the Due Diligence Period upon the written mutual agreement of the parties.

          C. If Buyer does not send Seller notification of satisfaction of its due diligence contingency on the last date of the Due Diligence Period, as extended, then this Agreement shall expire and have no further force and effect; and all Earnest Money shall be returned to Buyer. In the event Buyer does give notice of satisfaction of its due diligence contingency, then the Closing shall occur no later than ten (10) days after Buyer has provided Seller with notice of satisfaction of Buyer's due diligence contingency, provided no materially adverse change to the Property Documents has occurred. If a materially adverse change to the Property Documents has occurred, Buyer shall be allowed five business days to review and approve such changes or to terminate this Agreement, and upon such termination, receive immediate return of the Earnest Money together with interest thereon.


     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER:

          Seller does hereby covenant, warrant and represent to Buyer as follows:

          A. Seller has and will convey good, marketable, insurable title to the Property of record, free and clear of all liens, encumbrances, leases, claims, and charges; all easements, rights-of-way, covenants, conditions and restrictions; and any other matters affecting title thereto, except for such matters as are approved or waived by Buyer in writing (the "Permitted Encumbrances").

          B. To the best of Seller's knowledge and belief, the conveyance of the Property pursuant hereto will not violate any applicable statute, conditional use, variance, ordinance, governmental restriction or regulation, or any private restriction or agreement.

          C. The Property is benefited by direct access to a publicly dedicated street or road and other adjacent right of ways and shall be conveyed as a separate legal and tax parcel ("Legal Parcel").

          D. There is no litigation pending, or to the best of Seller's knowledge, investigation, condemnation or proceeding of any kind threatened against the Seller, which may have a material adverse effect upon the Property.

           E.    Seller is not a "foreign person" (as defined  in
     section  1445(f)(3)  of the     Internal  Revenue  Code  and
     regulations issued thereunder).

          F. Seller is not aware of any private covenant or restriction that would prohibit or adversely impact the development or operation of the Property.

          G. To the best of Seller's knowledge, Seller represents that there are no underground tanks, basements, foundations, wells, cisterns, or other underground structures or debris of any nature on the Property. Seller further represents that the Property is not located in a designated flood plain, nor does the Property contain any wetlands.

           H.    Seller has the requisite power and authority  to
     enter  into and perform this   Agreement and those  Seller's
     Closing Documents to be signed by it.

           I. The Improvements (including, but not limited to, the utilities, mechanical systems, roof, foundation and walls) are in sound condition and in good working order as of the Effective Date hereof. Seller shall further have the on-going obligation up through the Date of Closing to inform Buyer of any defect in the Improvements that occur between the Effective Date of this Agreement and the Closing Date.

          J. To Seller's knowledge, Seller has disclosed to Buyer all information relating to the Property that could reasonably be expected to have a material adverse effect on the Property.

           If the Seller subsequently becomes aware of the fact that any of the representations and warranties made herein is no longer accurate, then the Seller shall immediately disclose same to the Buyer. Each of the warranties and representations contained in this Section and other Sections of this Agreement shall be deemed made as of the date of this Agreement and again as of the Date of Closing.

           Seller shall indemnify Buyer, its successors and assigns, against, and shall hold Buyer, its successors and assigns, harmless from, any costs, expenses or damages of any kind or nature, including reasonable attorneys' fees, which Buyer may incur because of any breach of any of the representations and warranties herein contained, whether incurred prior to or after the Date of Closing. All warranties, representations and indemnifications contained in this Agreement shall survive Closing.

     5.   ENVIRONMENTAL LAWS:

           A. Seller represents and warrants that no toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, or any hazardous substance as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. 9601-9657, as amended)
     ("Hazardous Materials") have been generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property by Seller or by any lessee, agent, employee, licensee or invitee of Seller nor has any activity been undertaken on the Property by Seller or by any lessee, agent, employee, licensee or invitee of Seller that would cause or contribute to (a) the Property to become a treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of, the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. 6901 et seq., or any similar state law or local ordinance, (b) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from the Property within the meaning of, or otherwise bring the Property within the ambit of, CERCLA, or any similar state law or local ordinance, or (c) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S. C. 1251 et seq., or the Clean Air Act, 42 U.S.C.,
     7401 et seq., or any similar state law or local ordinance. To the best knowledge of Seller after due inquiry by Seller, neither Seller nor any lessee, agent, employee, licensee or invitee of Seller has introduced any substances or conditions in or on the Property that may support a claim or cause of action under RCRA, CERCLA or any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements. To the best knowledge of Seller after due inquiry by Seller, no above ground or underground tanks, are located in or about the Property or have been located under, in or about the Property and have subsequently been removed or filled.

           Seller further warrants that Seller has not been informed, advised or notified, of any Hazardous Materials including the use of above or underground storage tanks on, under or about the Property.

           B. In the event that Hazardous Materials as defined herein are found or suspected to be present on the Property, or other circumstances as set forth in the preceding section exist, then Buyer may terminate this Agreement. If Buyer does not elect to terminate, then Seller shall remove or otherwise remediate any Hazardous Materials on or under the Property and/or rectify any other condition set forth in the preceding section to Buyer's satisfaction within thirty (30) days after receipt of notice from Buyer that the contingencies have been satisfied. The Closing shall be delayed for the period necessary for Seller to comply with the terms of this section.

     6.   OBLIGATIONS OF SELLER PRIOR TO CLOSING:

           Seller shall deliver to Buyer at Seller's cost and expense the following:

          A. Property Documents. On or before the fifth (5th) Business Day after the Effective Date (the"Document Delivery Date"), Seller shall deliver to Buyer for its review true, correct and complete copies of all contracts, documents, books, records and other materials relating to the Property, to the extent that the same are in the possession of or available to Seller, all at Seller's sole cost and expense, including without limitation the Lease, title policies, surveys, as-built plans and specifications, structural and mechanical reports, engineering tests, soil tests, environmental reports and assessments, plans, agreements, governmental permits and approvals, licenses, appraisals, construction warranties, land studies, a description of existing and proposed local improvements affecting the Property (including, without limitation, assessment levels), a certificate from the appropriate governmental authorities confirming the zoning, building and platting status of the Property, all correspondence with Tenant and all governmental entities regarding the Property, all property tax statements and assessed value notices, all insurance policies all information relating to the Property, and a completed Property questionnaire in the form attached to Seller's marketing materials, and a copy of the existing stores sales for the last six months, if such are in Seller's possession collectively, the "Property Documents"). Seller shall provide Buyer with any and all updates to the Property Documents and any other information regarding the Property that may become available prior to the Closing Date.

          B.   Within fifteen (15) days of the Effective Date:

                (1) A commitment (including a pending and levied special assessment search) for an ALTA Form B Owners Policy of title insurance ("Title Commitment") from the Title Company, which shall include copies of all  documents referenced therein and shall  commit  to
          insure title   as follows:

                               Insure  that,  at  Closing,  Buyer
               shall have good, marketable and insurable title of record to the Property, free and clear of all liens, encumbrances, encroachments, leases, claims and charges; all material easements, rights of way, covenants, conditions and restrictions; and any other matters affecting title, except for the Permitted Encumbrances and such matters as are approved by Buyer in writing, with affirmative coverage over mechanic's liens and with full extended coverage over all general exceptions, deletion of arbitration and creditor's rights provisions and containing comprehensive, 3.1 zoning with
               parking, contiguity and access     endorsements;

                (2)   Copies  of  all covenants,  conditions  and
     restrictions,  and easements                  affecting  the
     Property, and any other verbal notices or documents in Seller's possession relating to the Property; and

                       (3)      A  full legal description and  an
                    ALTA survey of the Property, and an environmental Phase I report of a previous dating; Buyer shall within five business days from receipt of the foregoing order updates of the same at Buyer's expense;

                       (4)     Proposed Warranty Deed, Assignment
                    and Assumption of Lease, and the other closing documents to be delivered at closing by Seller; if the parties hereto are unable to reach agreement as to the form and content of said documents prior to the end of the Due Diligence Period, this Agreement shall terminate and Buyer shall receive the immediate return of its Earnest Money and any interest thereon.

          C. Buyer shall be allowed up to the latter of the end of the Due Diligence Period or thirty (30) days after receipt of the Title Commitment, updated Phase I Environmental Report and updated ALTA Survey [such updated Survey and Phase I Environmental Report as ordered by Buyer at Buyer's expense] (and five (5) business days from receipt of any subsequent update or endorsement to the Title Commitment occurring after the date of the Title Commitment to be delivered by Seller adding new or additional requirements or exceptions thereto) to make any objections, in Buyer's sole discretion, to the Title Commitment or matters not previously reflected on the ALTA Survey or Phase I Environmental Report of previous date supplied by Seller. Objections are to be made in writing or are to be deemed to be waived. If any objections are made, Seller shall be allowed thirty (30) days to correct such objections. In the event Seller is unable to cure such objections within this period, Buyer shall have the option to either (1) acquire the Property subject to such objections, lien, encumbrance or other title defect at Buyer's discretion, with a right to deduct from the Purchase Price amounts required to clear any title defects; or (2) rescind this Agreement, in which latter event the Earnest Money herein paid, together with all interest earned thereon, shall be immediately refunded to Buyer.





     7.   EXAMINATION OF PROPERTY:

           It  is expressly understood by Seller that, during the
term of this Agreement, Buyer                intends to undertake
preliminary investigation for the development of the Property, as follows:

           A.    From and after the date hereof, Buyer,  and  its
representatives, shall have the                   right to  enter
upon the Property for the purpose of surveying, conducting soil tests thereon, and making such other physical inspection thereof
as   Buyer                   deems   necessary  or   appropriate;
provided, however, that in the course of                     such
activities,  Buyer  shall  make no  visible  improvements  to  or
changes  in                    the property prior to the Date  of
Closing,      and     shall     repair     any     damage      or
disturbance  caused  by Buyer's activities.   Any  inspection  of
Buyer  pursuant                     to this section shall not  be
construed   so   as   to   waive  or   limit   any   of   Buyer's
rights or remedies hereunder.

           B.    Buyer hereby agrees to hold Seller harmless from
liabilities  that  may  arise                    out  of  Buyer's
presence on the Property prior to the Date of Closing.


     8.   TAXES AND PRORATIONS:

          A.   On or before the Date of Closing, Seller shall pay
all  real  estate  taxes and                     installments  of
special assessments payable in all years prior to the year of Closing.

           B.    All  real estate taxes for the year  of  Closing
shall be prorated as of the Date of               Closing.

          C.   Seller shall pay all special assessments if levied
or   pending  as  of  the                          Closing   Date
including all installments of special assessments for the year of Closing or subsequent years. For purposes of this Agreement, a
"pending"                     special assessment means  any  work
or  project which, as of the Date of                     Closing,
has  been  directed or authorized by any governmental  authority,
the                  cost of which will be, but has not yet  been
certified  to and included in the                  real  property
taxes payable with respect to the Property. "Special assessments" does not include the general tax levy of Special
Improvement                   Districts which shall be treated as
real estate taxes.

           D.    Seller shall pay all recording fees except  that
Buyer  shall pay any recording                     fees necessary
for its financing of the purchase of the Property.

          E. Any escrow closing fee shall be paid equally by Buyer and Seller. Seller shall pay the premium for the Title Policy in favor of Buyer in the amount of the Purchase Price issued at or after the Closing by the Title Company. Each party shall pay its attorneys' fees.

     9.   OBLIGATIONS OF SELLER AT CLOSING:

          At Closing and subject to the full performance by Buyer
under this Agreement,              Seller shall do the following:

          A.   Deliver  to  Buyer the Warranty Deed in  the  form
               agreed upon by the parties during the Due Diligence Period, duly executed and acknowledged by Seller, in recordable form, conveying to Buyer good and marketable title to the Property free and clear of all liens, encumbrances, covenants, conditions, restrictions, rights-of-way, easements, claims of tenants (other than the Tenant), occupants and promissory rights and any other matters affecting title except the Permitted Encumbrances.

          B. An Assignment and Assumption of Lease, in recordable form, as agreed upon by the parties during the Due Diligence Period.


          C. A Bill of Sale in the form agreed upon by the parties during the Due Diligence Period conveying Seller's personal property and intangible property (including but not limited to warranties and guaranties) related to the Property, executed by Seller;

            D.     Deliver   proof  of  Seller's  authority   and
authorization  to enter into this                  Agreement  and
the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing or
delivering  any                      instruments,  documents   or
certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company,
Buyer, or                     both;

           E.   Deliver to Buyer its affidavit, duly executed and
acknowledged  by  Seller,  in                    customary  form,
relative to judgments, federal tax liens, mechanic's liens and outstanding interests in the Property.

           F.    Deliver  to  Buyer a certificate,  in  form  and
substance satisfactory to the                     parties  hereto
and their counsel, properly executed by Seller containing such information as shall be required by the Internal Revenue Code,
and  the                  regulations issued thereunder, in order
to  establish that Seller is not a                       "foreign
person" (as defined in Section 1445(f)(3) of such Code and such regulations).

            G.    Deliver  to  the  title  insurer  any  and  all
documentation  required by the terms                     of  this
Agreement  so  that the title insurer may issue the title  policy
described                     in this Agreement.

           H.   Deliver possession of the Property free and clear
from  all liens and                      encumbrances and  claims
of    tenants   or   other   occupants   or   possessory   rights
of the Property except for the Tenant.

           I.    Deliver  to  Buyer an affidavit reaffirming  the
representations   and   warranties                      in   this
Agreement.

          J. Deliver any other documents contemplated by the terms of this Agreement, including copies of all warranties, and assignments thereof to Buyer and/or Lessee, issued to or required to be provided to Lessee as designated in the Lease.
..

     10.  OBLIGATIONS OF BUYER AT CLOSING:

          Subject to the full, complete and timely performance by
Seller of its obligations               hereof, Buyer shall do
the following:

           A.    Deliver  to Seller the balance of  the  purchase
price  in  the  manner set forth                      herein  and
authorize the payment of the earnest money to Seller.

          B. Pay, or make satisfactory arrangements to pay, any sum required to be paid by Buyer pursuant to any part of this Agreement.

          C.   Execute and deliver the Assignment and Assumption of Lease.

     11.  REMEDIES:

          A.   If Buyer defaults on its obligations hereunder and
such default continues for                   a period of ten (10)
days after written notice, then the retention of the earnest money shall be Seller's exclusive remedy hereunder and said
monies  shall  be               deemed liquidated  damages.   The
parties hereto agree that such liquidated damages are not a penalty, but represent actual damages Seller
will  sustain                   upon any default by Buyer,  which
damages  will be substantial but are                    extremely
difficult to ascertain.

           B.    In the event Seller shall fail to consummate the
sale  of  the Property for any                 reason except  the
default of Buyer, and such failure continues for a period of ten (10) days after written notice, Buyer may enforce specific
performance                    of this Agreement within  six  (6)
months from the time such cause of action                   arose
and  may  bring  suit for damages against Seller,  which  damages
shall                     include,  but not be  limited  to,  all
losses,        liabilities,       costs,       and       expenses
(including reasonable attorney's fees) incurred by Buyer.



     12.  NOTICES:

          All notices, demands and requests which may be given or
which are      required to be                given by either
party to the other shall be in writing, shall be  personally
delivered                sent by United States mail, express mail
or certified with return receipt requested, or              by
facsimile at the numbers below as follows:

     If to Seller:       CDK Associates LLC
                         Attn: Les Kinstad
               Address:  115 South Main Ave
                         Souix Falls SD 57104

               Phone:    605-321-6300

     If to Buyer:        AEI Fund Management, Inc.
                         Attn:  George Rerat
               Address:  1300 Wells Fargo Place
                         Saint Paul, Minnesota 55101
               Phone:    651 227-7333
               With a copy to:

                         Michael B. Daugherty
                         Daugherty Law Firm
                         Suite 1300
                         30 East Seventh Street
                         Saint Paul, Minnesota 55101
               Phone:    612 720-0777



All notices shall be deemed delivered either upon: (1) receipt in case of personal service, or (2) mailing in case of U.S. mail or certified mail, (3) deposit in the case of express mail or (4) by facsimile upon transmission.

     13.  ASSIGNMENT:

           The rights and obligations of Buyer hereunder may be freely assigned by Buyer and Buyer shall provide Seller with notice of the assignment. Seller shall notify Buyer of any assignment of its interest herein, and such assignment shall not relieve Seller of its obligations to perform hereunder.

     14.  TAX PLANNING:

            Buyer or Seller may assign its interest herein to a third party for purposes of effectuating a like-kind exchange of real estate pursuant to Section 1031 of the Internal Revenue Code. Seller and Buyer agree to cooperate and execute documents as may be necessary for this purpose.

     15.  RISK OF LOSS:

           Seller shall bear the risk of loss or damage to the Property from all causes, other than the activities of Buyer, until Closing. If, prior to Closing, all or any material part of the Property is damaged by a fire or other casualty, or condemnation proceedings are commenced or written notice of such proceedings given, Seller shall promptly give Buyer written notice of such damage or condemnation notice. Upon delivery of such notice of damage or condemnation (from Seller or otherwise), Buyer shall have the right to terminate this Agreement by delivering written notice to Seller within ten business days. If Buyer does not elect to terminate this Agreement within such period, Seller shall convey the Property to Buyer on the Closing date in its damaged condition, and will assign to Buyer all of Seller's right, title and interest in and to any claims Seller may have under insurance policies covering the Property or under any condemnation awards.

     16.  MISCELLANEOUS:

           A.   This Agreement shall inure to the benefit of, and
be    binding    upon,   the                      administrators,
successors and assigns of the parties hereto.

               B. This Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been drafted or prepared by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Agreement.

          C. The parties agree to execute mutually and deliver to each other, at closing, such other and further documents as may be reasonable required by counsel for the parties or title insurer, to carry into effect the purposes and intents of his Agreement.

          D. This offer to purchase expires at 5:00 p.m. CT on the fifth (5th) business day after execution by Buyer unless this Agreement is fully executed by Seller.

          E. This is a final agreement between the parties and supersedes all previous understandings and agreements, oral or written, relative to the subject matter of this Agreement. Any amendments or alterations to this Agreement shall be made in writing and appended hereto.

           F.   This Agreement may be executed by facsimile or in
multiple  counterparts,                  each of which  shall  be
deemed   to   be  an  original,  but  all  of  which,   together,
shall constitute one and the same instrument.

           G.    This agreement shall be deemed to have been made
in  South  Dakota and                     shall be  construed  in
accordance with the laws of the State of South Dakota.

          H. Unless otherwise expressly stated, all time periods referred to herein shall be deemed to mean calendar days. In the event any date for performance by either party of any obligation hereunder required to be performed by such party falls on a Saturday, Sunday or holiday recognized by the federal government or the State of South Dakota, the time for performance of such matter shall be deemed extended until the next business day immediately following such date.

     17.  REAL ESTATE BROKERS:

          In this transaction, Duemelands Commercial LLLP, is the only real estate broker. Each party shall hold the other harmless from any claims by any other broker for compensation in connection with this transaction.

          Seller shall pay a commission fee equal to 2% of total sale price, plus any required state sales tax, to the procuring broker, Duemelands Commercial LLLP.





  [Remainder of Page Intentionally Left Blank - Signature Page
                            Follows]








The parties have caused these presents to be executed as of the day and year written below.


SELLER:        CDK Associates LLC


               By: /s/ Lester Kinstad
               Name:   Lester A Kinstad
               Its:    Managing Member

Dated:              August 1, 2005


BUYER:         AEI FUND MANAGEMENT, INC.


               By:  /s/ Robert P Johnson
                        Robert P. Johnson, President

Dated:              July 28, 2005